Exhibit 2.2

CLASS B SUBORDINATE VOTING SHARE PURCHASE WARRANT

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR U.S. STATE SECURITIES LAWS. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO XANADU QUANTUM TECHNOLOGIES LIMITED (THE “COMPANY”), (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY (I) RULE 144 THEREUNDER IF AVAILABLE OR (II) RULE 144A THEREUNDER, IF AVAILABLE, AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, PROVIDED THAT, IN THE CASE OF TRANSFERS PURSUANT TO (C)(I) OR (D) ABOVE, THE HOLDER HAS, PRIOR TO SUCH TRANSFER, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS THIS WARRANT AND SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JULY 26, 2026.

WARRANTS TO PURCHASE CLASS B SUBORDINATE VOTING SHARES OF

XANADU QUANTUM TECHNOLOGIES LIMITED

Warrant Certificate Number:	Number of Warrants:

2026 – Warrant SVS 1	Up to 157,960 as specified
on Schedule “A”

Date:

March 26, 2026

THIS CERTIFIES THAT, for value received, Royal Bank of Canada (the “Holder”) is entitled, at any time prior to the Expiry Time, to purchase, at the applicable Exercise Price, one fully paid, validly issued and non-assessable Class B Subordinate Voting Share for each Warrant vested and exercisable under this Warrant Certificate, by surrendering to the Company, at its principal office at 777 Bay Street, Suite 2400, Toronto, Ontario, M5G 2C8, Canada, this Warrant Certificate, together with a Subscription Form, duly completed and executed, and, unless Holder is exercising this Warrant pursuant to a cashless exercise, immediately available funds by wire transfer of lawful money of Canada payable to or to the order of the Company for an amount equal to the applicable Exercise Price multiplied by the number of Class B Subordinate Voting Shares subscribed for, on and subject to the terms and conditions set forth below.

Nothing contained herein shall confer any right upon the Holder to subscribe for or purchase any Class B Subordinate Voting Shares at any time after the Expiry Time, and from and after the Expiry Time, this Warrant Certificate and all rights hereunder shall be void and of no value.

1.	Defined Terms

Capitalized terms used in this Warrant Certificate, including the preamble, shall have the following meanings:

“Adjustment Period” means the period commencing on the date hereof and ending at the Expiry Time.

“Affiliate” means, with respect to any specified Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Toronto, Ontario, Canada are authorized or required by law to close. Any event the scheduled occurrence of which would fall on a day that is not a Business Day shall be deferred until the next succeeding Business Day.

“Capital Reorganization” has the meaning ascribed to such term in Section 8(a)(iv).

“Class B Subordinate Voting Share” means a Subordinate Voting Share in the capital of the Company or such other shares or other securities into which such Subordinate Voting Share is converted, exchanged, reclassified or otherwise changed, as the case may be, from time to time.

“Closing Price Per Class B Subordinate Voting Share” shall be: (i) the closing board lot sale price or, if such price is not available, the average of the closing bid and asked prices, for the Class B Subordinate Voting Shares as reported by the Nasdaq Stock Market LLC (“Nasdaq”); (ii) if, for any reason, none of such prices is available on such date or the Class B Subordinate Voting Shares are not listed or admitted to trading on the Nasdaq, the closing board lot sale price or, if such price is not available, the average of the closing bid and asked prices, for the Class B Subordinate Voting Shares as reported by the TSX; (iii) if, for any reason, none of such prices is available on such date or the Class B Subordinate Voting Shares are not listed or admitted to trading on the TSX, the last sale price, or in case no sale takes place on such date, the average of the high bid and low asked prices for such securities in the over-the-counter market, as quoted by any reporting system then in use (as selected by the Board of Directors of the Company); or (iii) if the Class B Subordinate Voting Shares are not listed or admitted to trading as contemplated in clause (i), (ii) or (iii), the fair market value as determined by the Board of Directors of the Company in its reasonable good faith judgment. The Closing Price Per Class B Subordinate Voting Share shall be expressed in United States dollars and, if initially in Canadian dollars, such amount shall be translated into United States dollars at the U.S. Dollar Equivalent thereof.

“Company” means Xanadu Quantum Technologies Limited, a corporation existing under the laws of the Province of Ontario, and its successors and assigns.

A Person is “controlled” by another Person or other Persons if: (1) in the case of a company or other body corporate wherever or however incorporated: (A) securities entitled to vote in the election of directors carrying in the aggregate at least a majority of the votes for the election of directors and representing in the aggregate at least a majority of the participating (equity) securities are held, other than by way of security only, directly or indirectly. by or solely for the benefit of the other Person or Persons; and (B) the votes carried in the aggregate by such securities are entitled, if exercised, to elect a majority of the board of directors of such company or other body corporate; or (2) in the case of a Person that is not a company or other body corporate, at least a majority of the participating (equity) and voting interests of such Person are held, directly or indirectly, by or solely for the benefit of the other Person or Persons; and “controls”, “controlling” and “under common control with” shall be interpreted accordingly.

“Current Market Price” means, at the relevant time of reference, the average of the Closing Price Per Class B Subordinate Voting Share for the five Trading Days immediately preceding the relevant record date.

“Exercise Price” means the exercise price specified on Schedule “A”.

“Expiry Time” means 5:00 p.m. (Toronto time) on May 23, 2035, provided that, if such date is not a Business Day, the Expiry Date will be the next succeeding Business Day.

“Fair Market Value” means the Closing Price Per Class B Subordinate Voting Share for the applicable Trading Day immediately before the date on which the registered holder of the Warrant exercises such warrants.

“Person” means any individual, partnership, corporation, company, association, trust, joint venture or limited liability company.

“Personal Information Form” means a personal information form on Form 4 as prescribed by the TSX.

“Rights Offering” has the meaning ascribed to such term in Section 8(a)(ii).

“Rights Period” has the meaning ascribed to such term in Section 8(a)(ii).

“Special Distribution” has the meaning ascribed to such term in Section 8(a)(iii). “Subscription Form” means the form of subscription annexed hereto as Schedule “B”.

“Trading Day” when used with respect to any securities, means a day on which the securities exchange or national securities quotation system on which such securities are listed or admitted to trading which will be used for determining the Closing Price Per Class B Subordinate Voting Share is open for the transaction of business or, if the securities are not listed or admitted to trading on any securities exchange, a Business Day.

“TSX” means the Toronto Stock Exchange.

“U.S.-Canadian Exchange Rate” shall mean on any date: (a) if on such date the Bank of Canada publishes the daily average exchange rate for such date with a conversion of one Canadian dollar into United States dollars, such rate; (b) in any other case, the rate for such date for the conversion of one Canadian dollar into United States dollars which is calculated in the manner which shall be determined by the Board of Directors of the Company from time to time acting in good faith.

“U.S. Dollar Equivalent” of any amount which is expressed in Canadian dollars shall mean on any day the United States dollar equivalent of such amount determined by reference to the U.S.- Canadian Exchange Rate on such date.

“U.S. Person” means “U.S. person” as defined in Rule 902(k) of Regulation S under the U.S. Securities Act.

“U.S. Securities Act” means United States Securities Act of 1933, as amended.

“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.

“Warrants” means the Class B Subordinate Voting Share purchase warrants represented by this Warrant Certificate.

2.	Vesting of Warrants

(a)	The Warrants represented by this Warrant Certificate are fully vested and are immediately exercisable by the Holder at any time and from time to time, commencing on the date hereof and prior to the Expiry Time.

(b)	The number of Warrants represented by this Warrant Certificate are specified on the grid recorded on Schedule “A” and shall initially be 157,960 Warrants. Other than in cases of manifest error, the Company agrees that the entries by the Holder on the grid set out on Schedule “A” of warrant grants in accordance with this Warrant Certificate shall be prima facie proof of the matters so recorded. The failure to record any amount on the grid, however, shall not limit the obligation of the Company with respect to the grant of Warrants.

3.	Exercise of Warrants

(a)	Subject to Section 2, the rights represented by this Warrant Certificate may be exercised by the Holder, in whole or in part, by delivering to the Company (i) the original copy of this Warrant; (ii) the surrender of this Warrant Certificate, with the attached Subscription Form duly executed, at the principal office of the Company at 777 Bay Street, Suite 2400, Toronto, Ontario, M5G 2C8, Canada (or such other office of the Company as it may designate by notice in writing to the Holder at the address of such Holder appearing on the books of the Company at any time and from time to time during the period within which the rights represented by this Warrant Certificate may be exercised); and (iii) unless Holder is exercising this Warrant pursuant to a cashless exercise as set forth in Section 3(b), a check, wire transfer of same-day funds (to an account designated by the Company) or other form of payment acceptable to the Company for the aggregate Exercise Price for the Class B Subordinate Voting Share being purchased. In the event that the Holder subscribes for and purchases any such lesser number of Class B Subordinate Voting Shares prior to the Expiry Time, the Holder shall be entitled to receive a replacement Warrant Certificate, without charge, representing the unexercised balance of the Warrants as soon as practicable, and in any event within five Business Days, after the Warrants represented by this Warrant Certificate shall have been so exercised.

(b)	On any exercise of this Warrant, in lieu of payment of the aggregate Exercise Price in the manner as specified in Section 3(a) above, but otherwise in accordance with the requirements of Section 3(a) above, Holder may elect to pay the Exercise Price by surrendering the Warrants in exchange for a number of Class B Subordinate Voting Shares equal to the quotient obtained by dividing (x) the product of (i) the number of Class B Subordinate Voting Shares with respect to which the Warrants are being exercised (inclusive of the Class B Subordinate Voting Shares surrendered to the Company in payment of the Exercise Price of the Warrants); and (ii) the difference between the Fair Market Value of a Class B Subordinate Voting Share and the Exercise Price of the Warrants; by (y) the Fair Market Value of a Class B Subordinate Voting Share.

This Warrant automatically exercises on a “cashless basis” (i) upon expiration; or (ii) in connection with a sale transaction involving consideration in the form of cash or marketable securities, in each case provided that the Warrant is in-the-money.

(c)	The Company agrees that the Class B Subordinate Voting Shares so purchased shall be and be deemed to be issued to the Holder as the registered owner of such Class B Subordinate Voting Shares as of the close of business on the date on which both this Warrant Certificate shall have been surrendered and payment made for such Class B Subordinate Voting Shares as aforesaid. Certificates for the Class B Subordinate Voting Shares so purchased shall be delivered to the Holder as soon as practicable, and in any event within five Business Days, after the Warrants represented by this Warrant Certificate shall have been so exercised.

(d)	Neither the Warrants nor the Class B Subordinate Voting Shares issuable upon exercise thereof have been registered under the U.S. Securities Act or the securities laws of any state, and may not be offered, sold or otherwise disposed of in the United States or to or for the account or benefit of a U.S. Person or a person in the United States, unless an exemption from the registration requirements under the U.S. Securities Act and applicable state securities laws is available, and the holder agrees not to offer, sell or otherwise dispose of the Warrants or Class B Subordinate Voting Shares in the United States or to or for the benefit of a U.S. Person or a person in the United States, unless registered under the U.S. Securities Act or an exemption from registration under the U.S. Securities Act and applicable state securities laws is available. Warrants and, if applicable, Class B Subordinate Voting Shares, issued to, or for the account or benefit of, a U.S. Person (and any certificates or account statements issued in replacement thereof or in substitution therefor) must be issued only in individually certificated form or be represented by a statement.

(e)	Any certificates or account statements representing Warrants issued to a U.S. Person, and, if applicable, any certificates or account statements representing Class B Subordinate Voting Shares issued on exercise of Warrants issued to a U.S. Person, and any certificates or account statements issued in replacement thereof or in substitution therefor, shall, until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR U.S. STATE SECURITIES LAWS. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO XANADU QUANTUM TECHNOLOGIES LIMITED (THE “COMPANY”), (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY (I) RULE 144 THEREUNDER IF AVAILABLE OR (II) RULE 144A THEREUNDER, IF AVAILABLE, AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, PROVIDED THAT, IN THE CASE OF TRANSFERS PURSUANT TO (C)(I) OR (D) ABOVE, THE HOLDER HAS, PRIOR TO SUCH TRANSFER, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

provided that, if any such Warrants and any Class B Subordinate Voting Shares issued on exercise of Warrants are being sold outside the United States in accordance with Rule 903 or 904 of Regulation S under the Securities Act, if available, and in compliance with applicable local securities laws and regulations, the legend set forth above may be removed by providing a declaration to the Company’s registrar and the Warrant agent (if any) to the effect set forth in Schedule “B” hereto together with such documentation as the Company, the Company’s registrar or Warrant agent (if any) may reasonably request; provided, further, that, if any securities are being sold pursuant to Rule 144 under the U.S. Securities Act or with the prior written consent of the Company pursuant to another exemption from registration under the U.S. Securities Act and applicable state securities laws, the legend may be removed by delivery to the Company, the Company’s registrar and to the Warrant agent (if any) of an opinion of counsel, of recognized standing satisfactory in form and substance to the Company, to the effect that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws; and provided, further, that if any such Class B Subordinate Voting Shares are being sold pursuant to an effective registration statement under the U.S. Securities Act (including the Resale Registration Statement (as defined below)), the legend may be removed in accordance with the provisions of Section 9.

(f)	Any certificates or account statements representing Warrants issued to a U.S. Person, and any certificates or account registration statements issued in replacement thereof or in substitution therefor, shall also bear a legend in substantially the following form:

“THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS THIS WARRANT AND SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.”

(g)	Notwithstanding anything to the contrary herein, the holder of this Warrant Certificate shall not be permitted to exercise any Warrants hereunder if such exercise would result in the holder holding securities of the Company representing 10% or more of the voting rights attached to all outstanding voting securities of the Company, until such time as the holder shall have submitted a Personal Information Form and obtained approval thereof from the TSX.

4.	Ability to Exercise

Subject to Section 2, the Warrants may be exercised in whole or in part at any time and from time to time prior to the Expiry Time. After the Expiry Time, all rights under any outstanding Warrants evidenced hereby, in respect of which the rights of subscription and purchase herein provided for shall not have been exercised, shall wholly cease and terminate and such Warrants shall be void and of no value or effect.

5.	No Fractional Class B Subordinate Voting Shares

No fractional Class B Subordinate Voting Shares will be issuable upon any exercise of the Warrants and the Holder will not be entitled to any cash payment or compensation in lieu of a fractional Class B Subordinate Voting Share. For greater certainty, if any fractional interest in a Class B Subordinate Voting Share or Warrant would, except for the provisions of this Section 5, be deliverable upon the exercise of this Warrant Certificate, such exercise will be deemed to be for the next smallest whole number of Class B Subordinate Voting Shares or Warrants.

6.	Not a Shareholder

The holding of the Warrants shall not constitute the Holder a shareholder of the Company nor entitle the Holder to any right or interest in respect thereof, except as expressly provided in this Warrant Certificate.

7.	Covenants and Representations of the Company

The Company covenants and agrees as follows:

(a)	this Warrant Certificate is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; and

(b)	all Class B Subordinate Voting Shares which may be issued upon the exercise of the rights represented by the Warrants will, upon issuance, be validly issued, fully paid and non- assessable, free from all taxes, liens and charges with respect to the issue thereof, except with respect to any applicable withholding taxes.

8.	Anti-Dilution Protection

(a)	The applicable Exercise Price and the number of Class B Subordinate Voting Shares issuable to the Holder upon the exercise of the Warrants shall be subject to adjustment from time to time in the events and in the manner provided as follows:

(i)	If at any time during the Adjustment Period the Company shall:

(A)	fix a record date for the issue of, or issue, Class B Subordinate Voting Shares to the holders of all or substantially all of the outstanding Class B Subordinate Voting Shares by way of a share dividend;

(B)	fix a record date for the distribution to, or make a distribution to, the holders of all or substantially all of the outstanding Class B Subordinate Voting Shares payable in Class B Subordinate Voting Shares or securities exchangeable for or convertible into Class B Subordinate Voting Shares;

(C)	subdivide the outstanding Class B Subordinate Voting Shares into a greater number of Class B Subordinate Voting Shares; or

(D)	consolidate the outstanding Class B Subordinate Voting Shares into a smaller number of Class B Subordinate Voting Shares,

(any of such events in subsections (A), (B), (C) and (D) above being called a “Class B Subordinate Voting Share Reorganization”), the applicable Exercise Price shall be adjusted on the earlier of the record date on which holders of Class B Subordinate Voting Shares are determined for the purposes of the Class B Subordinate Voting Share Reorganization and the effective date of the Class B Subordinate Voting Share Reorganization to the amount determined by multiplying the applicable Exercise Price in effect immediately prior to such record date or effective date, as the case may be, by a fraction:

(A)	the numerator of which shall be the number of Class B Subordinate Voting Shares outstanding on such record date or effective date, as the case may be, before giving effect to such Class B Subordinate Voting Share Reorganization; and

(B)	the denominator of which shall be the number of Class B Subordinate Voting Shares which will be outstanding immediately after giving effect to such Class B Subordinate Voting Share Reorganization (including, in the case of a distribution of securities exchangeable for or convertible into Class B Subordinate Voting Shares, the number of Class B Subordinate Voting Shares that would have been outstanding had such securities been exchanged for or converted into Class B Subordinate Voting Shares on such record date or effective date, as the case may be).

To the extent that any adjustment in the applicable Exercise Price occurs pursuant to this Section 8(a)(i) as a result of the fixing by the Company of a record date for the distribution of securities exchangeable for or convertible into Class B Subordinate Voting Shares, the applicable Exercise Price shall be readjusted immediately after the expiry of any relevant exchange or conversion right to the applicable Exercise Price which would then be in effect based upon the number of Class B Subordinate Voting Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(ii)	If at any time during the Adjustment Period the Company shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Class B Subordinate Voting Shares of rights, options or warrants pursuant to which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (such period being the “Rights Period”), to subscribe for or purchase Class B Subordinate Voting Shares or securities exchangeable for or convertible into Class B Subordinate Voting Shares at a price per share to the holder (or in the case of securities exchangeable for or convertible into Class B Subordinate Voting Shares, at an exchange or conversion price per share) at the date of issue of such securities of less than the Current Market Price of the Class B Subordinate Voting Shares on such record date (any of such events being called a “Rights Offering”), the applicable Exercise Price shall be adjusted effective immediately after the record date for such Rights Offering to the amount determined by multiplying the applicable Exercise Price in effect on such record date by a fraction:

(A)	the numerator of which shall be the aggregate of:

(1)	the number of Class B Subordinate Voting Shares outstanding on the record date for the Rights Offering, and

(2)	the quotient determined by dividing

I.	either (a) the product of the number of Class B Subordinate Voting Shares offered during the Rights Period pursuant to the Rights Offering and the price at which such Class B Subordinate Voting Shares are offered, or (b) the product of the exchange or conversion price of the securities so offered and the number of Class B Subordinate Voting Shares for or into which the securities offered pursuant to the Rights Offering may be exchanged or converted, as the case may be, by

II.	the Current Market Price of the Class B Subordinate Voting Shares as of the record date for the Rights Offering; and

(B)	the denominator of which shall be the aggregate of the number of Class B Subordinate Voting Shares outstanding on such record date and the number of Class B Subordinate Voting Shares offered pursuant to the Rights Offering (including in the case of the issue or distribution of securities exchangeable for or convertible into Class B Subordinate Voting Shares the number of Class B Subordinate Voting Shares for or into which such securities may be exchanged or converted).

If by the terms of the rights, options, or warrants referred to in this Section 8(a)(ii), there is more than one purchase, conversion or exchange price per Class B Subordinate Voting Share, the aggregate price of the total number of additional Class B Subordinate Voting Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Class B Subordinate Voting Share, as the case may be. Any Class B Subordinate Voting Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such calculation. To the extent that any adjustment in the applicable Exercise Price occurs pursuant to this Section 8(a)(ii) as a result of the fixing by the Company of a record date for the issue or distribution of rights, options or warrants referred to in this Section 8(a)(ii), the applicable Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, conversion or exercise right to the applicable Exercise Price which would then be in effect based upon the number of Class B Subordinate Voting Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(iii)	If at any time during the Adjustment Period the Company shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Class B Subordinate Voting Shares of:

(A)	shares of the Company of any class other than Class B Subordinate Voting Shares;

(B)	rights, options or warrants to acquire Class B Subordinate Voting Shares or securities exchangeable for or convertible into Class B Subordinate Voting Shares (other than rights, options or warrants pursuant to which holders of Class B Subordinate Voting Shares are entitled, during a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Class B Subordinate Voting Shares or securities exchangeable for or convertible into Class B Subordinate Voting Shares at a price per share (or in the case of securities exchangeable for or convertible into Class B Subordinate Voting Shares at an exchange or conversion price per share) at the date of issue of such securities to the holder of at least the Current Market Price of the Class B Subordinate Voting Shares on such record date);

(C)	evidences of indebtedness of the Company; or

(D)	any property or assets of the Company;

and if such issue or distribution does not constitute a Class B Subordinate Voting Share Reorganization or a Rights Offering (any of such non-excluded events being called a “Special Distribution”), the applicable Exercise Price shall be adjusted effective immediately after the record date for the Special Distribution to the amount determined by multiplying the applicable Exercise Price in effect on the record date for the Special Distribution by a fraction:

(1)	the numerator of which shall be the difference between:

I.	the product of the number of Class B Subordinate Voting Shares outstanding on such record date and the Current Market Price of the Class B Subordinate Voting Shares on such record date, and

II.	the fair value, as determined in good faith by the directors of the Company and approved by TSX, to the holders of Class B Subordinate Voting Shares of the shares, rights, options, warrants, evidences of indebtedness or property or assets to be issued or distributed in the Special Distribution; and

(2)	the denominator of which shall be the product obtained by multiplying the number of Class B Subordinate Voting Shares outstanding on such record date by the Current Market Price of the Class B Subordinate Voting Shares on such record date.

Any Class B Subordinate Voting Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of such calculation. To the extent that any adjustment in the applicable Exercise Price occurs pursuant to this Section 8(a)(iii) as a result of the fixing by the Company of a record date for the issue or distribution of rights, options or warrants to acquire Class B Subordinate Voting Shares or securities exchangeable for or convertible into Class B Subordinate Voting Shares referred to in this Section 8(a)(iii), the applicable Exercise Price shall be readjusted immediately after the expiry of any relevant exercise, exchange or conversion right to the amount which would then be in effect based upon the number of Class B Subordinate Voting Shares issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(iv)	If at any time during the Adjustment Period there shall occur:

(A)	a reclassification or redesignation of the Class B Subordinate Voting Shares, any change of the Class B Subordinate Voting Shares into other shares or securities or any other capital reorganization involving the Class B Subordinate Voting Shares other than a Class B Subordinate Voting Share Reorganization;

(B)	a consolidation, amalgamation, arrangement or merger of the Company with or into another body corporate which results in a reclassification or redesignation of the Class B Subordinate Voting Shares or a change of the Class B Subordinate Voting Shares into other shares or securities; or

(C)	the transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another company or entity;

(any of such events being called a “Capital Reorganization”), after the effective date of the Capital Reorganization the Holder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of the Warrants, in lieu of the number of Class B Subordinate Voting Shares to which the Holder was theretofore entitled upon the exercise of the Warrants, the kind and aggregate number of shares and other securities or property resulting from the Capital Reorganization which the Holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Class B Subordinate Voting Shares which the Holder was theretofore entitled to purchase or receive upon the exercise of the Warrants. If necessary, as a result of any such Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Warrant Certificate with respect to the rights and interests thereafter of the Holder to the end that the provisions shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants.

(v)	If at any time during the Adjustment Period any adjustment or readjustment in the applicable Exercise Price shall occur pursuant to the provisions of Sections 8(a)(i) or 8(a)(iii) of this Warrant Certificate, then the number of Class B Subordinate Voting Shares purchasable upon the subsequent exercise of the Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Class B Subordinate Voting Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the applicable Exercise Price.

(b)	The following rules and procedures shall be applicable to adjustments made pursuant to Section 8(a) of this Warrant Certificate:

(i)	subject to the following sections of this Section 8(b), any adjustment made pursuant to Section 8(a) of this Warrant Certificate shall be made successively whenever an event referred to therein shall occur;

(ii)	no adjustment in the applicable Exercise Price shall be required unless such adjustment would result in a change of at least one percent in the then applicable Exercise Price and no adjustment shall be made in the number of Class B Subordinate Voting Shares purchasable or issuable on the exercise of the Warrants unless it would result in a change of at least one one-hundredth of a Class B Subordinate Voting Share; provided, however, that any adjustments which except for the provision of this Section 8(b)(ii) would otherwise have been required to be made shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding any other provision of Section 8(a) of this Warrant Certificate, no adjustment of the applicable Exercise Price shall be made which would result in an increase in the applicable Exercise Price or a decrease in the number of Class B Subordinate Voting Shares issuable upon the exercise of the Warrants (except in respect of a consolidation of the outstanding Class B Subordinate Voting Shares);

(iii)	if at any time during the Adjustment Period the Company shall take any action affecting the Class B Subordinate Voting Shares, other than an action or event described in Section 8(a) of this Warrant Certificate, which in the opinion of the directors of the Company would have an adverse effect upon the rights of the Holder, the applicable Exercise Price and/or the number of Class B Subordinate Voting Shares purchasable under the Warrants shall, subject to any necessary regulatory approval (including TSX approval), be adjusted in such manner and at such time as the directors of the Company may determine to be equitable in the circumstances, provided that no such action shall be taken unless and until the Holder has been provided with notice of such proposed action and the consequences thereof;

(iv)	if the Company sets a record date to determine holders of Class B Subordinate Voting Shares for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and shall thereafter and before the distribution to such holders of any such dividend, distribution or subscription or purchase rights legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the applicable Exercise Price or the number of Class B Subordinate Voting Shares purchasable under the Warrants shall be required by reason of the setting of such record date;

(v)	no adjustment in the applicable Exercise Price or in the number or kind of securities purchasable on the exercise of the Warrants shall be made in respect of any event described in Section 8 of this Warrant Certificate if (subject to TSX approval) the Holder is entitled to participate in such event on the same terms mutatis mutandis as if the Holder had exercised the Warrants prior to or on the record date or effective date, as the case may be, of such event. Any such participation by the Holder is subject to regulatory approval (including TSX approval); and

(vi)	in any case in which this Warrant Certificate shall require that an adjustment shall become effective immediately after a record date for an event referred to in Section 8(a) hereof, the Company may defer, until the occurrence of such event:

(A)	issuing to the Holder, to the extent that the Warrants are exercised after such record date and before the occurrence of such event, the additional Class B Subordinate Voting Shares issuable upon such exercise by reason of the adjustment required by such event; and

(B)	delivering to the Holder any distribution declared with respect to such additional Class B Subordinate Voting Shares after such record date and before such event;

provided, however, that the Company shall deliver to the Holder an appropriate instrument evidencing the right of the Holder upon the occurrence of the event requiring the adjustment, to an adjustment in the applicable Exercise Price or the number of Class B Subordinate Voting Shares purchasable upon the exercise of the Warrants and to such distribution declared with respect to any such additional Class B Subordinate Voting Shares issuable on the exercise of the Warrants.

(c)	At least 10 days prior to the earlier of the record date or effective date of any event which requires or might require an adjustment in any of the rights of the Holder under this Warrant Certificate, including the applicable Exercise Price or the number of Class B Subordinate Voting Shares which may be purchased under this Warrant Certificate, the Company shall deliver to the Holder a certificate of the Company specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment. In case any adjustment for which a notice in this Section 8(c) has been given is not then determinable, the Company shall promptly after such adjustment is determinable deliver to the Holder a certificate providing the calculation of such adjustment. The Company hereby covenants and agrees that the Company will not take any action which might deprive the Holder of the opportunity of exercising the rights of subscription contained in this Warrant Certificate, during such 10 day period.

(d)	In connection with any: (i) reclassification or redesignation of the Class B Subordinate Voting Shares, any change of the Class B Subordinate Voting Shares into other shares or securities or any other capital reorganization involving the Class B Subordinate Voting Shares other than as set forth in this Section 8; (ii) consolidation, amalgamation, arrangement or merger of the Company with or into another body corporate which results in a reclassification or redesignation of the Class B Subordinate Voting Shares or a change of the Class B Subordinate Voting Shares into other shares or securities (including, without limitation, pursuant to a “take-over bid”, “tender offer” or other acquisition of all or substantially all of the outstanding Class B Subordinate Voting Shares); or (iii) sale, transfer or lease to another corporation of all or substantially all the property or assets of the Company, the Holder shall have the right thereafter, upon payment of the applicable Exercise Price in effect immediately prior to such action, to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such reclassification, redesignation, consolidation, amalgamation, arrangement, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action, and the Holder shall be bound to accept such shares and other securities and property in lieu of the Class B Subordinate Voting Shares to which it was previously entitled; provided, however, that no adjustment in respect of dividends, interest or other income on or from such shares or other securities and property shall be made during the term of a Warrant or upon the exercise of a Warrant. If necessary, as a result of any actions contemplated by this paragraph, appropriate adjustments shall be made in the application of the provisions of this Warrant Certificate with respect to the rights and interests thereafter of the Holder to the end that the provisions shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants. The provisions of this paragraph shall similarly apply to successive consolidations, mergers, amalgamation, sales, transfers or leases.

9.	U.S. Registration

(a)	This Warrant and the Class B Subordinate Voting Shares issuable upon exercise of this Warrant have not been registered under the U.S. Securities Act or under state securities laws of any state in the United States. Accordingly, this Warrant may not be transferred or exercised in the United States or by or on behalf of a U.S. Person or a person in the United States unless (i) an effective registration statement under the U.S. Securities Act (including the Resale Registration Statement is available with respect to such securities or (ii) an exemption is available from the registration requirements of the U.S. Securities Act and applicable state securities laws and, if required by the Company, the Holder of this Warrant has furnished an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to such effect, as applicable.

(b)	The Company agrees that to use commercially reasonable efforts to file with the U.S. Securities and Exchange Commission a registration statement on Form F-1 (or any successor form) registering the resale of the Class B Subordinate Voting Shares issuable upon exercise of the Warrants (the “Resale Registration Statement”), and shall use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing.

10.	Authorized Shares

As a condition precedent to the taking of any action which would require an adjustment pursuant to Section 8 of this Warrant Certificate, the Company shall take any action which may be necessary in order that the Company has issued and reserved in its authorized capital, and may validly and legally issue as fully paid and non-assessable, all of the Class B Subordinate Voting Shares (or other shares and securities, if applicable) which the Holder of the Warrants is entitled to receive on the exercise hereof.

11.	Mutilated or Missing Warrant Certificate

Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of any such loss, theft or destruction, upon delivery of a bond or indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender or cancellation of this Warrant Certificate, the Company will issue to the Holder a new warrant certificate of like tenor, in lieu of this Warrant Certificate, representing the right to subscribe for and purchase the number of Class B Subordinate Voting Shares which may be subscribed for and purchased hereunder.

12.	Merger and Successors

(a)	Nothing herein contained shall prevent any consolidation, amalgamation or merger of the Company with or into any other Person or Persons, or a conveyance or transfer of all or substantially all of the properties and estates of the Company as an entirety to any Person lawfully entitled to acquire and operate same, provided, however, that the Person formed by such consolidation, amalgamation, arrangement or merger or which acquires by conveyance or transfer all or substantially all of the properties and estates of the Company as an entirety shall, simultaneously with such amalgamation, arrangement, merger, conveyance or transfer, assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Company.

(b)	In case the Company, pursuant to Section 12(a), shall be consolidated, amalgamated or merged with or into any other Person or Persons or shall convey or transfer all or substantially all of its properties and estates as an entirety to any other Person, the successor Person formed by such consolidation, amalgamation or arrangement, or into which the Company shall have been consolidated, amalgamated or merged or which shall have received a conveyance or transfer as aforesaid, shall succeed to and be substituted for the Company hereunder and such changes in phraseology and form (but not in substance) may be made in this Warrant Certificate as may be appropriate in view of such amalgamation, arrangement, merger or transfer.

13.	Cancelation of Prior Warrants

The Holder and the Company acknowledge that the Warrant to Purchase Non-Voting Common Shares of Xanadu Quantum Technologies Inc. dated May 23, 2023 to purchase 13,999 Non-Voting Common Shares in the capital of Xanadu Quantum Technologies Inc. plus all Additional Shares (as defined in such Warrant) was exchanged for this Warrant Certificate pursuant to a plan of arrangement under Section 182 of the Business Corporations Act (Ontario).

14.	Amendment

This Warrant Certificate may only be amended with the prior written consent of the Company and the Holder.

15.	Severability

If any term or other provision of this Warrant Certificate is invalid, illegal or incapable of being enforced under any applicable law or as a matter of public policy, all other conditions and provisions of this Warrant Certificate shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Company and the Holder shall negotiate in good faith to modify this Warrant Certificate so as to effect the original intent of the Company and the Holder as closely as possible in a mutually acceptable manner in order that the provisions of this Warrant Certificate be consummated as originally contemplated to the greatest extent possible.

16.	Governing Law

This Warrant Certificate shall be governed by and construed and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein irrespective of the choice of laws principles.

17.	Transferability

Subject only to applicable securities laws, the Warrants represented by this Warrant Certificate are transferable by the Holder. The Warrants represented by this Warrant Certificate may be transferred by the Holder completing and delivering to the Company the transfer form attached hereto as Schedule “C”.

18.	Enurement

This Warrant Certificate and all of its provisions shall enure to the benefit of the Holder and its permitted assigns and successors and shall be binding upon the Company and its successors and permitted assigns.

19.	Electronic Signature

This Warrant Certificate by electronic means and each of Holder and the Company recognize and accept the use of electronic signatures and records by the other in connection with the execution and storage hereof. To the extent that this Warrant Certificate or any agreement subject to the terms hereof or any amendment hereto is executed, recorded or delivered electronically, it shall be binding to the same extent as though it had been executed on paper with an original ink signature.

20.	Notice

All notices, requests, claims, demands and other communications under this Warrant Certificate shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by registered or certified mail (postage prepaid, return receipt requested) or by e-mail to the Holder and the Company at the following addresses (or at such other address as shall be specified in a notice given in accordance with this Section 22):

(a)	if to the Holder at:

Royal Bank of Canada
20 King Street West, 2nd Floor

Toronto, Ontario M5H 1C4

Canada

Attention:: [***]
E-mail: [***]

and with a copy (which shall not constitute notice) to:

Aird & Berlis LLP
181 Bay Street, Suite 1800

Toronto, Ontario M5J 2T9

Canada

Attention: [***]
E-mail: [***]

(b)	if to the Company at:

777 Bay Street, Suite 2400
Toronto, Ontario, M5G 2C8
Canada

Attention: [***]
E-mail: [***]

with a copy (which shall not constitute notice) to:

Osler, Hoskin & Harcourt LLP

100 King Street West, Suite 6200

Toronto, Ontario, M5X 1B8

Canada

Attention: [***]
E-mail: [***]

21.	Further Assurances

The Company shall promptly do, make, execute, deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the Holder may reasonably require from time to time for the purpose of giving effect to this Warrant Certificate and shall use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Warrant Certificate.

22.	Currency

All dollar amounts referred to in this Warrant Certificate are in United States dollars.

[Signature page follows]

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be executed by a duly authorized signatory effective as of the date first written above.

XANADU QUANTUM TECHNOLOGIES LIMITED

By:	/s/ Christian Weedbrook
Name:	Christian Weedbrook
Title:	Chief Executive Officer and Director

Signature Page to SVS Warrants